                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                         Active Voice Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                     --
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            ACTIVE VOICE CORPORATION
                          2901 Third Avenue, Suite 500
                            Seattle, Washington 98121


                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

TO THE HOLDERS OF COMMON STOCK
OF ACTIVE VOICE CORPORATION:

     The Annual Meeting of Shareholders of Active Voice Corporation, a Washington corporation (the "Company"), will be held on August 17, 2000, at 2:00 p.m. PDT, at the Seattle Art Museum, 100 University Street, Seattle, Washington, for the following purposes as more fully described in the accompanying Proxy
Statement:

     1. To elect six directors to serve until the 2001 Annual Meeting of Shareholders (the "Annual Meeting") or until their earlier retirement, resignation or removal;

     2.   To consider and approve the Company's 2000 Stock Option Plan;

     3.   To consider and approve the Company's 2000 Director Stock Option Plan;
          and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Company's Common Stock at the close of business on June 30, 2000 will be entitled to vote at the meeting. A list of shareholders as of that date will be available at the meeting and for ten days prior to the meeting at the Company's headquarters, 2901 Third Avenue, Suite 500, Seattle, Washington 98121.

                                By order of the Board of Directors

                                /s/ Jose S. David
                                JOSE S. DAVID
                                Chief Financial Officer, Treasurer and
                                Secretary
Seattle, Washington
July 13, 2000

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT!
             Please mark, sign and date the enclosed proxy card and
                mail it promptly in the enclosed return envelope.
--------------------------------------------------------------------------------

                            ACTIVE VOICE CORPORATION
                          2901 THIRD AVENUE, SUITE 500
                            SEATTLE, WASHINGTON 98121

                                 PROXY STATEMENT

                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Active Voice Corporation, a Washington corporation (the "Company"), for use at the Annual Meeting of Shareholders on August 17, 2000, and at any adjournments thereof. This Proxy Statement, a proxy card and the Annual Report of the Company, including financial statements for its fiscal year ended March 31, 2000, are being sent to all shareholders of record as of the close of business on June 30, 2000, for delivery beginning on or about July 13, 2000. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report is not part of the Proxy Statement.

     At the close of business on June 30, 2000 there were 11,199,412 shares of Common Stock of the Company outstanding (all share numbers for Common Stock in this Proxy Statement have been adjusted as necessary to reflect the two-for-one stock split of the Common Stock effected by a stock dividend paid on March 22,
2000). Only holders of record of the shares outstanding at such time will be entitled to vote at the meeting. The presence at the meeting of at least a majority of such shares, either in person or by proxy, is required for a quorum. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the meeting in person.

     If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and a general subject title on the proxy card. Please review the voting instructions on the proxy card and read the text of the proposals and the position of the Board in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of the Board on that proposal. That recommendation is shown for each proposal on the proxy card. For the reasons stated in more detail later in the Proxy Statement, the Board recommends a vote FOR each of the six individuals nominated to serve as a director; FOR approval of the Company's 2000 Stock Option Plan (the "Employee Plan"); and FOR approval of the Company's 2000 Director Stock Option Plan (the "Director Plan"). If you hold shares of Common Stock through a brokerage firm or other intermediary, you must provide instructions on voting to your nominee holder.

     The Board knows of no other matters which are to be presented at the meeting. However, if any other matters are properly presented for action, the proxies named on the proxy card will be authorized by your proxy to vote on them in their discretion to the extent permitted by applicable law.

     On each matter properly brought before the meeting, shareholders will be entitled to one vote for each share of Common Stock held. Under Washington law and the Company's Articles of Incorporation and Bylaws, if a quorum exists at the meeting: (a) the six nominees for director who receive the greatest number of votes cast in the election of directors will be elected; and (b) for each of the proposals to approve the Employee Plan and the Director Plan, the proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

     Shareholders may abstain from voting for one or more of the nominees for director and may abstain from voting on the proposals to approve the Employee Plan and the Director Plan. Abstention from voting for a nominee for director may make it less likely that the nominee will be one of the six nominees for director who receive the greatest number of votes cast. Abstention from voting on any of the other two proposals will have no effect, since approval of these proposals is based solely on the number of votes actually cast.

     Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries generally will have discretion to vote their customers' shares in the election of directors. However, they will only be able to vote on the other proposals if they receive timely directions from their customers. If a brokerage firm or other intermediary votes its customers' shares on some but not all proposals, the effect of the non-vote will vary depending on the proposal. A non-vote for a nominee for director will make it less likely that the nominee will be one of the six nominees for director who receive the greatest number of votes cast. A non-vote on any of the other proposals will have no effect, since approval of these proposals is based solely on the number of votes actually cast.

     If you execute a proxy, you may revoke it by taking one of the following three actions: (a) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices; (b) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices; or (c) by personally attending and voting at the meeting.

     The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board in person or by telephone. The Company has also retained William F. Doring & Co. on behalf of the Board to assist in the solicitation of proxies by mail, telephone, telegraph and personal interview. The Company will pay them a fee of approximately $10,000 for these services. The Company will also reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock.

                                    THE BOARD

     The business of the Company is managed under the direction of a Board consisting of six directors. The following individuals are currently serving as directors: Tom A. Alberg, Douglas P. Beighle, Frank J. Costa, Robert C. Greco, Harold H. Kawaguchi and Robert L. Richmond. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company's business through regular reports and discussions with the Company's executive officers.

MEETINGS OF THE BOARD

     The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The full Board met eleven times during the Company's fiscal year ended March 31, 2000. No incumbent member of the Board attended fewer than 75% of the total number of meetings of the Board and of any Board committees of which he was a member during that fiscal year.

COMPENSATION OF DIRECTORS

     Each director who is not also an employee of the Company receives a fee of $2,500 per fiscal quarter, provided that the director attends at least 75% of the total number of meetings of the Board and of any Board committees of which he is a member during the year (attendance must be in person for at least 50% of the meetings). Mr. Greco also received a fee of $2,000 per fiscal quarter for serving on the board of directors of a subsidiary, Pronexus Inc.

     Under the Company's 1997 Director Stock Option Plan, a grant of a stock option covering 10,000 shares of Common Stock was automatically made to each outside director on August 19, 1999. The exercise price of each option is $7.44 per share. Each option has a ten year term and will vest one year after its grant date. In addition, each option terminates if the director receiving it does not remain on the Board for at least ten months following its grant. The Company has adopted the Director Plan, which is being submitted for shareholder approval at the 2000 Annual Meeting.

COMMITTEES

     The Board has two committees: an Audit Committee and a Compensation Committee. The Audit Committee, currently composed of Messrs. Alberg and Greco, reviews the Company's internal accounting procedures and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met once during the fiscal year ended March 31, 2000. The Compensation Committee, currently composed of Messrs. Beighle and Kawaguchi, reviews and recommends to the Board the compensation and benefits to be provided to the Company's officers and reviews general policy matters relating to employee compensation and benefits. The Compensation Committee met six times during the fiscal year ended March 31, 2000. The Compensation Committee also acted by written consent once during the fiscal year. The Company does not have a Nominating Committee.

NOMINEES FOR DIRECTOR

     The following individuals, each of whom currently serves as a director of the Company, have been nominated for re-election at the meeting:

     TOM A. ALBERG has been a director of the Company since 1994. Mr. Alberg has been a managing director of Madrona Venture Fund, a venture capital fund since September 1999, and of Madrona Investment Group, L.L.C., a venture investment firm, since January 1996. From April 1991 to October 1995 he was the President and a director of LIN Broadcasting Corporation and from July 1990 to October 1995 he was Executive Vice President of McCaw Cellular Communications, Inc. Both companies were providers of cellular voice and data services. Prior to 1990, Mr. Alberg was a partner at the Seattle law firm of Perkins Coie, where he also served as Chairman of the firm's Executive Committee. Mr. Alberg is also a director of Advanced Digital Information Corporation, Amazon.com, Emeritus Corp., HomeGrocer.com and Teledesic Corporation. Age 60.

     DOUGLAS P. BEIGHLE has been a director of the Company since 1997. Mr. Beighle retired from The Boeing Company, an aerospace manufacturer, in May 1997, where he had served as a Senior Vice President from 1986 until he retired. He continues to serve as a consultant to Boeing. Mr. Beighle also served as a Vice President of Boeing from 1980 until 1986. Prior to joining Boeing in 1980, Mr. Beighle was a partner at the Seattle law firm of Perkins Coie. Mr. Beighle is also a director of Puget Sound Energy Company, Simpson Investment Co. and Washington Mutual Inc. Age 68.

     FRANK J. COSTA joined the Company in December 1996 as Chief Operating Officer and President and was appointed Chief Executive Officer on June 1, 1999. Mr. Costa has served as a director of the Company since October, 1999. Mr. Costa was the President and Chief Executive Officer of his own consulting firm, Concept One, Inc. from June 1994 to November 1996. Mr. Costa also served as Vice President of Marketing at OrCAD from 1992 to 1994 and as President and CEO of ProTools, Inc. from 1990 to 1992. In addition, Mr. Costa served as the General Manager and Product Group Vice President of Mentor Graphics Corporation from January 1984 to June 1990. Mr. Costa has a Bachelor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology and a Masters of Business Administration in Finance, Business Policy and International Business from the University of Chicago. Age 47.

     ROBERT C. GRECO, a co-founder of the Company, has been a director of the Company since its inception in 1983. Mr. Greco retired as the Company's Chief Technology Officer in December 1997, in which capacity he had served since December 1996. Previously he served as Vice President of Product Development of the Company from 1983 until December 1996. From 1977 to 1983, Mr. Greco worked as an independent software consultant for such firms as The Boeing Company, Scandinavian Airlines System (Denmark) and General Electric Company. Mr. Greco holds a Bachelor of Arts, Mathematics, from the City University of New York, and a Masters of Science, General Systems Science, from the State University of New York. Mr. Greco was a director of the Washington Software Association from 1992 to 1994. Age 45.

     HAROLD H. KAWAGUCHI has been a director of the Company since 1986. Since September 1999, Mr. Kawaguchi has been chairman and CEO of Amnis Corporation. Since 1992, Mr. Kawaguchi has been a director and consultant to Stratos Product Development Group, Inc., a contract developer of products for the computer and other technology industries. Since 1988, Mr. Kawaguchi has also been a director and principal in Manifesto Corp., a lighting products manufacturer. From 1986 to 1988, he was a partner in Trinus, L.P., a seed capital fund for start-up businesses. From 1965 to 1985, he was employed by Physio-Control, Inc., a defibrillator manufacturer, as Senior Vice President in charge of product design, information systems, corporate communications and human resources. Age 62.

     ROBERT L. RICHMOND, the other co-founder of the Company, has been Chairman of the Board since its inception in 1983. From 1983 to June 1, 1999, Mr. Richmond also served as the Chief Executive Officer of the Company. From 1971 to 1980, Mr. Richmond was a consultant, and from 1980 to 1983 he was a project manager for Intermetrics Incorporated, a public software company, performing software validation for NASA and The Boeing Company, and creating new products for the airline industry. Mr. Richmond holds a Bachelor of Science degree in Computer Science and Engineering from the Massachusetts Institute of Technology. Age 49.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

OWNERSHIP INFORMATION

     The following table sets forth, as of June 5, 2000, certain information regarding beneficial ownership of the Company's Common Stock by: (a) each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (b) each director and nominee for director; (c) each person who served as Chief Executive Officer during the last fiscal year and the four other most highly paid executive officers of the Company whose total annual salary and bonus, for the fiscal year ended March 31, 2000, exceeded $100,000 (the "Named Executive Officers"); and (d) all of the Company's executive officers and directors as a group. Unless otherwise noted, the named beneficial owner has sole voting and investment power.


                                           NUMBER OF SHARES      PERCENT OF
                                            OF COMMON STOCK    COMMON STOCK
NAME AND ADDRESS                         BENEFICIALLY OWNED     OUTSTANDING
Robert L. Richmond (1)(2)                         1,084,108            9.5%
Robert C. Greco (1)(3)                              714,276            6.3%
Harold H. Kawaguchi (4)                             218,824            1.9%
Frank J. Costa                                      125,832               *
Tom A. Alberg (5)                                    67,068               *
Douglass Anderson (6)                                56,664               *
Douglas P. Beighle(7)                                50,000               *
Kevin L. Chestnut (8)                                36,194               *
Jose S. David                                        18,334               *
Ken Myer                                             10,500               *
All directors and executive                       2,350,136           18.2%
officers as a group (10 persons) (9)


----------
*    Less than 1%.
(1) The business address of Messrs. Richmond and Greco is c/o Active Voice Corporation, 2901 Third Avenue, Suite 500, Seattle, Washington 98121.
(2) Includes 65,000 shares subject to options exercisable within 60 days of June 5, 2000. Also includes 69,780 shares held by two private foundations of which Mr. Richmond serves as a director. Mr. Richmond disclaims beneficial ownership of the shares held by these foundations.
(3) Includes 16,664 shares subject to options exercisable within 60 days of June 5, 2000. Also includes 440,000 shares held by a family limited partnership of which Mr. Greco is the general partner.
(4) Includes 35,000 shares subject to options exercisable within 60 days of June 5, 2000.
(5) Includes 38,068 shares subject to options exercisable within 60 days of June 5, 2000.
(6) Includes 25,832 shares subject to options exercisable within 60 days of June 5, 2000.
(7) Includes 30,000 shares subject to options exercisable within 60 days of June 5, 2000.
(8) Includes 30,000 shares subject to options exercisable within 60 days of June 5, 2000.
(9) Includes 394,398 shares subject to options exercisable within 60 days of June 5, 2000.

                            COMPENSATION AND BENEFITS

EXECUTIVE OFFICER COMPENSATION

     COMPENSATION SUMMARY. The following table sets forth information regarding compensation earned during the Company's fiscal year ended March 31, 2000, and during the two preceding fiscal years, by the Named Executive Officers.

                          SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION


NAME AND                                       FISCAL                                                     ALL OTHER
PRINCIPAL POSITION                              YEAR         SALARY ($)      BONUS (1)($)        COMPENSATION(2)($)
------------------                              -----        ----------      ------------        ------------------
Frank J. Costa                                   2000          $195,833          $161,600                    $1,990
Chief Executive Officer and                      1999           175,000            65,000                       421
President                                        1998           150,000                 0                     1,692

Robert L. Richmond (3)                           2000          $175,000          $219,112                   $15,754
Chairman of the Board                            1999           175,000                 0                    15,274
                                                 1998           144,099                 0                    20,356

Jose S. David                                    2000          $150,000           $65,000                   $11,607
Chief Financial Officer,                         1999           130,000            60,000                     2,500
Treasurer and Secretary                          1998           101,856            11,500                     4,607

Douglass Anderson                                2000          $130,000           $83,715                    $7,976
Vice President--Sales                            1999           125,000            73,529                     2,619
                                                 1998           101,246            42,379                     5,166

Kevin L. Chestnut                                2000          $150,000          $585,000                    $2,250
Chief Technology Officer and                     1999           120,000            70,000                     2,350
Vice President-- Advanced                        1998            94,048            25,000                     5,124
Products & Technologies

Ken Myer                                         2000          $117,250           $92,537                    $2,572
Vice President--Sales and Marketing


---------------------

(1) Amounts shown as bonus for fiscal 2000 represent the sum of both the commission, if any, and bonus received by each respective officer. Messrs. Costa, Richmond and Chestnut also received a bonus for completing a specific strategic transaction. The only individuals to receive commission were Messrs. Myer and Anderson.

(2) Amounts shown as All Other Compensation for fiscal 2000 represent matching contributions under the Company's 401(k) plan and other taxable benefits, except $13,254 for Mr. Richmond, which represents the dollar value of life insurance benefits under the SEC's methodology for valuing such benefits.

(3)  Mr. Richmond also served as Chief Executive Officer until June 1, 1999.

     OPTION GRANTS. The following table shows information concerning stock options granted to the Named Executive Officers during the Company's fiscal year ended March 31, 2000.


                                      OPTION GRANTS IN FISCAL YEAR 2000
                                               INDIVIDUAL GRANTS
                        ----------------------------------------------------------------

                                                                                             POTENTIAL REALIZABLE
                          NUMBER OF                                                            VALUE AT ASSUMED
                          SECURITIES    PERCENT OF TOTAL                                    ANNUAL RATES OF STOCK
                          UNDERLYING    OPTIONS GRANTED TO                                PRICE APPRECIATION FOR
                           OPTIONS        EMPLOYEES IN     EXERCISE PRICE   EXPIRATION          OPTION TERM (1)
NAME                      GRANTED(#)       FISCAL YEAR      ($ PER SHARE)     DATE            5%            10%
----                      ----------       -----------      -------------    ---------    ------------------------
Frank J. Costa            100,000(2)          5.4%             $5.75         5/06/09      $361,614       $916,402
Robert L. Richmond         40,000(3)          2.2%             $5.75         5/06/09      $144,646       $366,561
Jose S. David              40,000(4)          2.2%             $5.75         5/06/09      $144,646       $366,561
Douglass Anderson          20,000(5)          1.1%             $7.38         6/11/09       $92,762       $235,077
Kevin L. Chestnut          80,000(6)          4.3%             $5.75         5/06/09      $289,292       $733,122
Ken Myer                   70,000(7)          3.8%             $6.56         5/07/09      $288,898       $732,125


(1) Based upon the market price on the grant date and assumed appreciation over the term of the option at the respective annual rates of stock appreciation shown. These amounts are not intended to forecast possible future appreciation, if any, in the market price of the Company's Common Stock.

(2) Nonqualified stock option vesting for 25,000 shares on each of May 6, 2000, 2001, 2002 and 2003.

(3) Nonqualified stock option vesting for 10,000 shares on each of May 6, 2000, 2001, 2002 and 2003.

(4) Nonqualified stock option vesting for 10,000 shares on each of May 6, 2000, 2001, 2002 and 2003.

(5) Nonqualified stock option vesting for 5,000 shares on each of June 11, 2000, 2001, 2002 and 2003.

(6) Nonqualified stock option vesting for 20,000 shares on each of May 6, 2000, 2001, 2002 and 2003.

(7) Nonqualified stock option vesting for 10,500 shares on May 7, 2000 and for 17,500 shares on each of May 7, 2001, 2002 and 2003.

     OPTION EXERCISES. The following table shows information concerning stock options exercised by the Named Executive Officers during the Company's fiscal year ended March 31, 2000, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised in-the-money options held by the Named Executive Officers at the end of that fiscal year.


                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION VALUES


                                SHARES                      NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                             ACQUIRED ON     VALUE         UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
NAME                         EXERCISE(#)  REALIZED ($)  OPTIONS AT FISCAL YEAR-END(#)    AT FISCAL YEAR-END(1)($)
----                         -----------  ------------  -----------------------------    ------------------------
                                                           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                           -----------   -------------   -----------   -------------
Frank J. Costa                    50,000      $948,500          92,082         142,918      $750,797        0
Robert L. Richmond                     0             0          55,000          40,000      $163,625        0
Jose S. David                     62,168    $1,060,044               0          56,666             0        0
Douglass Anderson                 30,832      $420,086               0          69,168             0        0
Kevin L. Chestnut                 42,340      $822,245               0         110,000             0        0
Ken Myer                           7,000      $105,671           7,580          55,420       $60,166        0


-----------------

(1) Represents the aggregate fair market value on March 31, 2000, of the shares of Common Stock subject to outstanding in-the-money options, less the aggregate exercise price of the options.

EXECUTIVE CONTRACTS

     Each of the Named Executive Officers has executed an agreement containing confidentiality restrictions, as well as certain provisions regarding noncompetition during his term of employment with the Company and for six months following termination. The Company provides each of its executive officers with an annual incentive plan under which they receive a specified salary plus additional cash and stock-based incentives depending on attainment of various performance goals.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is responsible for administration of compensation programs for the executive officers of the Company. The Committee is composed exclusively of directors who are neither employees nor former employees of the Company nor eligible to participate in any of the Company's executive compensation programs.

     Under the Company's executive compensation programs, there are generally three components to an executive's compensation: base salary, an annual or bi-annual incentive payment, and long-term incentives in the form of stock options. The range of base salaries for a particular executive is targeted to a specific percentile level of the base salary levels at companies of comparable size in similar industries, with the percentile set based on an assessment of the Company's overall performance, in terms of earnings and revenue growth, and the executive's contribution to that performance. Incentive payments are based on individual incentive plans, where payments are tied to specific individual performance goals. Bonus payments under the incentive plans are generally computed as a percentage of the executive's salary, with the actual percentages being a function of the extent to which the goals were achieved. Finally, the Company provides long-term incentives to executives through the grant of stock options. The options generally have an exercise price equal to the estimated fair market value of the Company's stock on the Grant date, with the number of options awarded based on the executive's position as well as the level of the executive's existing stock holdings. Since fair market value stock options can only produce value to executives if the price of the Company's stock increases, these option grants provide a direct link between executive compensation and the Company's performance.

     Mr. Richmond served as Chief Executive Officer until June 1, 2000. His salary remained unchanged from the prior year. Mr. Richmond did not receive any bonus for his services as CEO in Fiscal 2000 as the revenue and earnings goals upon which it depended were not achieved.

     Mr. Costa began serving as Chief Executive Officer June 1, 1999. His compensation was determined pursuant to an incentive plan targeted to the average of that paid in 1999 to comparable executives in similar size companies. He is eligible for incentive compensation equal to a maximum of sixty percent of his base salary, to be awarded for achievement of revenue and earnings goals as well as specific objectives relating to product release, product development and marketing. Mr. Costa's bonus for fiscal year 2000 included an incentive compensation award for meeting the specified objectives, plus an additional bonus for completing a specific strategic transaction.

     Pursuant to the Omnibus Budget Reconciliation Act of 1993 (the "Act"), the deductibility for federal income tax purposes of compensation in excess of one million dollars paid or accrued under the Company's equity incentive plans with respect to any of the Company's five highest paid executives maybe limited under certain circumstances. The Company does not believe that the deductibility of compensation accrued with respect to options granted under its stock option plans will be materially limited.

     The Compensation Committee currently consists of Messrs. Beighle and Kawaguchi.

     COMPENSATION COMMITTEE

     Douglas P. Beighle
     Harold H. Kawaguchi

COMPARATIVE PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return to shareholders on the Company's Common Stock with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Telecommunications Index for the five-year period ended March 31, 2000.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                  AMONG ACTIVE VOICE CORPORATION COMMON STOCK,
                         THE NASDAQ COMPOSITE INDEX AND
                       THE NASDAQ TELECOMMUNICATIONS INDEX


                                    [GRAPH]



                                            ----------- ----------- ----------- ----------- ------------
                                               3/31/96     3/31/97     3/29/98     3/31/99      3/31/00
------------------------------------------- ----------- ----------- ----------- ----------- ------------
Active Voice Corporation                          $100         $45         $56         $41         $129

Nasdaq Composite Index                            $100        $111        $167        $224         $417

Nasdaq Telecommunications Index                   $100        $177        $282        $290         $502
------------------------------------------- ----------- ----------- ----------- ----------- ------------


     The total return on the Company's Common Stock and each index assumes the value of each investment was $100 on March 31, 1996, and that all dividends were reinvested. Return information is historical and not necessarily indicative of future performance.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     Six directors are to be elected at the annual meeting, to serve until the 2001 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal: Tom A. Alberg, Douglass P. Beighle, Frank J. Costa, Robert C. Greco, Harold H. Kawaguchi and Robert L. Richmond, all of whom are currently directors of the Company, have been nominated by the Board for election. The accompanying proxy will be voted for these nominees, except where authority to so vote is withheld. Should any nominee be unable to serve, the proxy will be voted for such person as is designated by the Board.

       THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED IN PROPOSAL 1.

                PROPOSALS 2 AND 3 - APPROVAL OF THE EMPLOYEE PLAN
                              AND THE DIRECTOR PLAN

     At the annual meeting, the shareholders of the Company will be asked to approve the Employee Plan and the Director Plan (the "Plans") as described below. Copies of the Plans are attached as appendices to this Proxy Statement.

SUMMARY OF THE PLANS

     THE EMPLOYEE PLAN

     The purpose of the Employee Plan, as set forth in further detail in APPENDIX A ("Stock Option Plan"), is to provide a method by which selected and qualified individuals who perform services for the Company are offered an opportunity to invest in capital stock of the Company, thereby increasing their personal interest in the growth and success of the Company and its affiliates.

     The Employee Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee determines: (a) the eligible persons to whom options are to be granted; (b) the number of shares of Common Stock for which the options are exercisable and the exercise price for such shares; (c) whether the options are incentive stock options or nonqualified stock options; and (d) all of the other terms and conditions of the options.

     The maximum number of shares of Common Stock for which options may be granted during the term of the Employee Plan shall be 950,000. These shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company. If an option terminates for any reason without having been exercised in full, the shares of Common Stock for which the option has not been exercised shall again be available for purposes of the Employee Plan. Under a nonqualified stock option, the exercise price for shares of Common Stock may be more than, less than or equal to the fair market value of the shares on the date the option is granted. However, for an incentive stock option, the exercise price of each share of Common Stock shall be (a) at least 110% of the fair market value of such share on the date of grant of the option, if it is granted to a 10% shareholder of the Company, and
(b) at least 100% of the fair market value of such share on the grant date, if it is granted to any other eligible optionee.

     In the case of incentive stock options, the aggregate fair market value of the shares of Common Stock for which the options become exercisable for the first time in any calendar year by an optionee shall not exceed $100,000. If an option that would otherwise qualify as an incentive stock option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate fair market value to exceed $100,000, then the portion of the option in respect of such shares shall be deemed to be a nonqualified stock option.

     The holder of a nonqualified stock option may transfer that option to any Permitted Transferee, as defined in the Employee Plan, so long as the transfer is without value, and the Permitted Transferee may transfer the option without value to any other Permitted Transferee of the original optionee. Neither (a) a transfer under a domestic relations order in settlement of marital property rights, nor (b) a transfer to an entity in which more than 50% of the voting interests are owned by Permitted Transferees (or the original optionee) in exchange for an interest in that entity, will constitute a transfer for value. Except as expressly permitted by the Employee Plan, an option will not be transferable by its holder other than by will or by the laws of descent and distribution, will not be involuntarily alienable by legal process or otherwise by operation of law, and will be exercisable during the optionee's lifetime only by the optionee. If the optionee dies prior to its full exercise, the option may be exercised, to the extent it does not thereby terminate, by the person or persons to whom the rights of the optionee pass by will or by applicable laws of descent and distribution.

     If an optionee holds shares in the Company representing at least 25% of the Company's combined capital stock, and if that optionee is employed by the Company or any of its affiliates at that time, the option shall become exercisable for all of the shares under the option. In addition, if the Company merges, consolidates, liquidates, or sells all or substantially all of its assets or engages in a contractual or statutory share exchange, options granted under the Employee Plan shall be subject to adjustment in accordance with the terms set forth in the Employee Plan.

THE DIRECTOR PLAN

     The purpose of the Director Plan, as set forth in further detail in APPENDIX B ("Director Stock Option Plan"), is to assist the Company in attracting and retaining high caliber outside directors to serve on the Board. The Director Plan intends to achieve this purpose by awarding automatic grants of options to qualified directors on the date of each annual meeting of shareholders and at certain other times, as determined by the Board.

     The Board has full and final responsibility for administering, interpreting, and making all necessary amendments and changes to the Director Plan. To be eligible to receive an option under the Director Plan on an annual meeting date, a person must be a member of the Board who has not been employed by the Company or any one of its affiliates during the year in which the meeting is held and must have satisfied certain Board Meeting attendance requirements.

     An aggregate of 170,000 shares of Common Stock will be made available for issuance upon the exercise of options granted under the Director Plan. If an option terminates for any reason without having been fully exercised, the unexercised shares of Common Stock will again be available under the Director Plan.

     When an outside director first takes office, that director will receive an option to acquire either: (a) 30,000 shares of Common Stock, if six months or less have elapsed since the last annual meeting of shareholders of the Company, or (b) 20,000 shares of Common Stock, if more than six months have elapsed since the annual meeting date.

     In addition to the above grants, on August 17, 2000, and on each subsequent annual meeting date, each eligible director will receive an option to acquire 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date.

     Each grant of options under the Director Plan will occur automatically on the grant date, without any further necessary action by the Board, except for its determination of any discretionary provisions to be included in the option agreement.

     Options granted under the Director Plan will become exercisable, subject to certain conditions and pursuant to a vesting schedule set forth in the Director Plan. Options granted under the Director Plan will remain exercisable for either ten years after their date or one year after the date of death of the eligible director, whichever occurs first. Except as provided by the written agreement for the option, eligible directors may transfer their options to any Permitted Transferee as defined in the Director Plan. Neither (a) a transfer under a domestic relations order in settlement of marital property rights, nor (b) a transfer to an entity in which more than 50% of the voting interests are owned by Permitted Transferees (or the Eligible Director) in exchange for an interest in that entity, will constitute a transfer for value. Except as expressly permitted by the Director Plan, an option will not be transferable by the Eligible Director other than by will or by the laws of descent and distribution, will not be involuntarily alienable by legal process or otherwise by operation of law, and will be exercisable during the Eligible Director's lifetime only by the Eligible Director. If the Eligible Director dies prior to its full exercise, the option may be exercised, to the extent it does not thereby terminate, by the person or persons to whom the rights of the Eligible Director under the option pass by will or by applicable laws of descent and distribution.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE PLANS

     With respect to incentive stock options, the tax consequences to an optionee will vary depending on whether certain holding period requirements are met. In addition, if the optionee exercises the option more than three months following termination of employment for any reason other than death or disability, or more than one year following termination of employment on account of disability, that option will cease to be an incentive stock option, and will thereafter be taxed as a nonqualified stock option.

     If an optionee acquires stock pursuant to an incentive stock option and does not dispose of the stock within at least one year after the transfer of the stock to the optionee and at least two years from the Grant date, then, subject to the alternative minimum tax rules discussed below, there will be no tax consequences to the optionee or the Company when the incentive stock option is granted or when it is exercised. When the stock is ultimately sold, gain or loss will be determined, based on the difference between the net proceeds of the sale and the aggregate exercise price paid for the stock, and the optionee will be required to report such gain or loss as long-term capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

     If stock acquired upon exercise of an incentive stock option is sold by the optionee and, at the time of the sale, the holding period requirements described in the preceding paragraph have not been met, the federal income tax consequences to the optionee will be as follows:

          (a) The optionee will be required to report, on his or her federal income tax return for the year in which the sale occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a compensation deduction in an equivalent amount.)

          (b) For purposes of determining gain or loss upon sale of the stock, an amount equal to this compensation income will be added to the exercise price at which the stock was acquired, and the total will be the optionee's adjusted cost of the stock. Gain or loss will be determined, based upon the difference between the optionee's adjusted cost of the stock and the net proceeds of the sale, and the optionee will be required to report such gain or loss as long-term or short-term (depending on how long the optionee held the stock) capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

     When an optionee exercises an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price paid results in an adjustment in computing alternative minimum taxable income for purposes of Sections 55 ET SEQ. of the Internal Revenue Code of 1986, which may trigger alternative minimum tax consequences for optionees. Any alternative minimum tax that is payable may ultimately be credited against future taxes owed.

     With respect to nonqualified stock options, there are generally no tax consequences to the optionee or the Company when the option is granted. Upon exercise of the option, the optionee will be required to report, on his or her federal income tax return for the year in which the exercise occurs, additional compensation or self-employment income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a deduction in an equivalent amount). When the stock is ultimately sold, the transaction will be taxed in the manner described in subparagraph (b) above for incentive stock options.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE EMPLOYEE PLAN AND A VOTE "FOR" APPROVAL OF THE DIRECTOR PLAN.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers, directors and 10% shareholders, file reports of ownership and changes of ownership with SEC. In addition, the SEC requires officers, directors and 10% shareholders to furnish the Company with copies of all such reports they file.

     Based solely on its review of the copies of such reports received by the Company, and on the written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, the Company believes that , with respect to its fiscal year ended March 31, 2000, all of the Company's officers and directors, and all of the persons known to the Company to own more than ten percent of its Common Stock, complied with all such reporting requirements.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement prepared in connection with the Company's 2001 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company's principal executive offices, no later than March 15, 2001, and satisfy certain other requirements set forth in Rule 14a-8 under the Exchange Act. A shareholder must have been a record or beneficial owner of at least one percent of the Company's outstanding Common Stock, or shares of Common Stock having a market value of at least $2,000, for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

     The Company's Bylaws contain provisions governing nomination of directors by shareholders and certain other matters that a shareholder proposes to bring before the annual meeting. In addition to compliance with the other provisions of the Bylaws, a shareholder who desires to nominate a director or introduce any other proposal at the 2001 Annual Meeting of Shareholders must deliver written notice to the Secretary of the Company no later than March 15, 2001 (in order for the proposal to be included in the proxy statement for the meeting, the shareholder must also satisfy the requirements referred to in the preceding paragraph). A copy of the pertinent provisions of the Bylaws is available upon request to Jose S. David, Secretary, Active Voice Corporation, 2901 Third Avenue, Suite 500, Seattle, Washington 98121.

IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.


ACTIVE VOICE CORPORATION

July 13, 2000
Seattle, Washington

                                   APPENDIX A

                            ACTIVE VOICE CORPORATION

                             2000 STOCK OPTION PLAN


                                    ARTICLE 1
                            PURPOSE AND EFFECTIVENESS

     1.1 PURPOSE. The purpose of the 2000 Stock Option Plan (the "Plan") is to provide a method by which selected individuals performing services for Active Voice Corporation, a Washington corporation (the "Company"), or any of its Affiliates, may be offered an opportunity to invest in capital stock of the Company, thereby increasing their personal interest in the growth and success of the Company and its Affiliates.

     1.2 EFFECTIVE DATE; SHAREHOLDER APPROVAL REQUIREMENTS. The Plan shall be effective as of June 21, 2000 (the "Effective Date"). Issuance of Incentive Stock Options within twelve (12) months after the Effective Date shall be subject to the approval of the Plan by the shareholders of the Company at a duly held meeting of shareholders at which a majority of all outstanding voting stock of the Company is represented in person or by proxy. The approval required shall be a majority of the votes cast on the proposal to approve the Plan. No Incentive Stock Option shall be exercisable until this approval requirement has been satisfied. If this requirement is not satisfied within twelve (12) months after the Effective Date, then (a) no Incentive Stock Options may thereafter be granted, and (b) each Incentive Stock Option granted prior thereto shall automatically be deemed to be a Nonqualified Stock Option (except to the extent its Option Agreement expressly provides otherwise).

                                    ARTICLE 2
                                   DEFINITIONS

     Capitalized terms in the Plan shall have the following meanings (whether used in the singular or plural):

     "Affiliate" of the Company means any corporation, partnership or other entity which, through one or more intermediaries, directly or indirectly controls, is controlled by, or is under common control with the Company.

     "Approved Transaction" means any of the following transactions consummated with the approval, recommendation or authorization of the Board:

          (a) any merger, consolidation, statutory or contractual share exchange, or other transaction to which the Company or any of its Affiliates or shareholders is a party if, immediately following the transaction, the persons who held Common Stock (or securities convertible into Common Stock) immediately before the transaction hold less than a majority of -

               (i) the combined Common Equity of the Company;

               (ii) or if, pursuant to the transaction, shares of Common Stock are changed or converted into or exchanged for, in whole or part, securities of another corporation or entity, the combined Common Equity of that corporation or entity;

          without taking into account any person's Common Equity of the Company or the other corporation or entity that is not directly attributable (through continued ownership, amendment, reclassification, conversion or exchange) to the person's holdings of Common Stock (or securities convertible into Common Stock) immediately before the transaction;

          (b) any liquidation or dissolution of the Company; and

          (c) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

     "Board" means the Board of Directors of the Company.

     "Cause" means, in connection with the termination of the Service of a Holder (a) repeated failures to carry out directions of the Board or the Holder's supervisors with regard to material matters reasonably consistent with the Holder's duties; (b) knowing violation of a state or federal law involving the commission of a crime against the Company or any of its Affiliates or a felony; (c) any misrepresentation, deception, fraud or dishonesty that is materially injurious to the Company or any of its Affiliates; and (d) any act or omission in willful disregard of the interests of the Company or any of its Affiliates that substantially impairs the goodwill, business or reputation of the Company or any of its Affiliates, including but not limited to any violation of any proprietary rights or confidentiality agreement between the Company and the Holder.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

     "Committee" is defined in Section 3.1.

     "Common Equity" means the capital stock of a corporation (or corresponding securities of a noncorporate entity) ordinarily, and apart from rights accruing under special circumstances, having the right to vote in an election for directors (or for members of the governing body of the noncorporate entity).

     "Common Stock" means the Common Stock, no par value, of the Company.

     "Company" is defined in Section 1.1.

     "Continuing Option" is defined in Section 7.2(b)(v).

     "Control Purchase" means any transaction (or series of related transactions), consummated without the approval, recommendation or authorization of the Board, in which any person, corporation or other entity (including any "person" as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) purchases any Common Stock (or securities convertible into Common Stock), pursuant to a tender offer or a request or invitation for tenders (as those terms are defined in Section 14(d)(1) of the Exchange Act) or otherwise, and thereafter is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least twenty-five percent (25%) of the combined Common Equity of the Company.

     "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     "Effective Date" is defined in Section 1.2.

     "Eligible Person" is defined in Article 5.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

     "Executive Officer" means any employee of the Company who is an "officer" within the meaning of Rule 16a-1(f) of the Exchange Act, as amended from time to time, or any successor rule thereto.

     "Fair Market Value" for the Common Stock (or any other security) on any day means, if the Common Stock (or other security) is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock (or unit of the other security) on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock (or other security) is listed, or, if the Common Stock (or other security) is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock (or other security) is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Committee on the basis of such considerations as the Committee determines to be appropriate.

     "Good Reason" means, with respect to a Holder, the occurrence in connection with an Approved Transaction, without the Holder's express written consent, of one of the following events or conditions:

          (a) A material reduction in the level of the Holder's responsibilities in comparison to the level thereof at the time of the Approved Transaction;

          (b) The assignment to the Holder of a job title that is not of comparable prestige and status as the Holder's job title at the time of the Approved Transaction;

          (c) The assignment to the Holder of any duties inconsistent with the Holder's position at the time of the Approved Transaction, other than pursuant to the Holder's promotion;

          (d) A material reduction in the Holder's salary level;

          (e) A material reduction in the overall level of employee benefits or perquisites available to the Holder at the time of the Approved Transaction, or the Holder's right to participate therein, unless such reduction is nondiscriminatory as to the Holder;

          (f) Requiring the Holder to be based anywhere more than fifty (50) miles from the business location to which the Holder normally reported for work at the time of the Approved Transaction, other than for required business travel not significantly greater than the Holder's business travel obligations at the time of the Approved Transaction; or

          (g) Any of the foregoing events and conditions occurring before the Approved Transaction which the Holder reasonably demonstrates was at the request of a third party or otherwise arose in connection with or in anticipation of the Approved Transaction.

     "Holder" means an Eligible Person who has received an Option or, when the context so requires, if rights under the Option continue following the death of the Eligible Person or are transferred in a manner permitted by Section 6.8, the person who succeeds to those rights by will or by the laws of descent and distribution or by such transfer.

     "Incentive Stock Option" means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

     "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

     "Option" means an option with respect to shares of Common Stock awarded pursuant to Article 6.

     "Option Agreement" is defined in Section 6.5.

     "Permitted Transferee" of a Holder means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Holder (including any such relative by adoption); any person sharing the Holder's household (other than a tenant or employee); a trust in which these persons have more than fifty percent (50%) of the beneficial interest; and any other non-charitable entity in which these persons (or the Holder) own more than fifty percent (50%) of the voting interests. "Plan" is defined in Section 1.1.

     "Replacement Securities" is defined in Section 7.2(b)(v)(B).

     "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Securities Act shall include any successor section.

     "Service" means the performance of services on a periodic basis for the Company or any of its Affiliates in the capacity of an employee, a nonemployee member of a board of directors or other governing body, or an independent consultant or advisor.

     "Transaction Date" is defined in Section 7.2(b)(i).

     "10% Shareholder" means a person who owns (or is considered as owning within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company.

                                   ARTICLE 3
                                ADMINISTRATION

     3.1 COMMITTEE. The Plan shall be administered by the Board unless the Board appoints a separate committee of the Board to administer the Plan pursuant to
Section 3.2 (the Board, or such committee, if it is administering the Plan, will be referred to as the "Committee"). The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of that quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting duly called and held.

     3.2 APPOINTMENT OF COMMITTEE. The Board may appoint a committee consisting of two or more of its members to administer the Plan. Once appointed, the committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, and/or remove all members of the committee and thereafter directly administer the Plan.

     3.3 POWERS; REGULATIONS. The Committee shall have full power and authority, subject only to the provisions of the Plan (a) to administer or supervise the administration of the Plan; (b) to interpret the provisions of the Plan and the Option Agreements; (c) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as it determines to be necessary or advisable to carry out the purpose of the Plan; and (d) to take such other actions in connection with the Plan as it determines to be necessary or advisable. The Committee is authorized to adopt, amend and rescind such rules, regulations and procedures not inconsistent with the provisions of the Plan as it determines to be necessary or advisable for the proper administration of the Plan, and each Option shall be subject to all such rules, regulations and procedures (whether the Option was granted before or after promulgation thereof). Without limiting the authority of the Committee to interpret the provisions of the Plan, the Committee shall have the right to determine that a transaction (or series of related transactions) is not a Control Purchase, even though literally included within the definition of that term, if the Committee determines that the transaction (or series of related transactions) does not have the effect of significantly changing or influencing the control of the Company on a permanent basis.

     3.4 LIMITS ON AUTHORITY. Exercise by the Committee of its authority shall be consistent with the intent that (a) all Incentive Stock Options be qualified under the terms of Section 422 of the Code, and (b) the Plan be administered in a manner so that, to the extent possible, the grant of Options and all other transactions with respect to the Plan, to Options and to any Common Stock acquired upon exercise of Options, shall be exempt from the operation of Section 16(b) of the Exchange Act.

     3.5 EXERCISE OF AUTHORITY. Each action and determination made or taken by the Committee, including but not limited to any interpretation of the Plan and the Option Agreements, shall be final, conclusive and binding for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or taken by the member or the Committee in good faith.

                                    ARTICLE 4
                           SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to the provisions of this Article 4, the maximum number of shares of Common Stock for which Options may be granted during the term of the Plan shall be nine hundred fifty thousand (950,000). Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company. If an Option terminates for any reason without having been exercised in full, the shares of Common Stock for which the Option has not been exercised shall again be available for purposes of the Plan.

     4.2 ADJUSTMENTS. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, rights offering, or other transaction or event that is not an Approved Transaction or Control Purchase affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it determines to be equitable and appropriate, adjust any or all of (a) the number of shares of Common Stock (or number and kind of other securities or property) for which, and the time or times when, outstanding Options may thereafter be exercised; (b) the purchase price for the shares (or other securities or property) under outstanding Options; and (c) the number of shares of Common Stock (or number and kind of other securities or property) for which Options may thereafter be granted. In connection with any adjustment made pursuant to this
Section 4.2, the Committee may, if deemed equitable and appropriate, provide for a cash payment to be made to the Holder of an Option, in cancellation of the Option, of such amount as the Committee determines represents the value the Option would then have if it were exercisable for all of the shares under the Option.

                                    ARTICLE 5
                                   ELIGIBILITY

     The persons eligible to participate in the Plan and to receive Options ("Eligible Persons") shall be persons who are performing or have been hired to perform Service for the Company or any of its Affiliates.

                                    ARTICLE 6
                                  STOCK OPTIONS

     6.1 GRANT OF OPTIONS. The Committee shall from time to time determine (a) the Eligible Persons to whom Options are to be granted; (b) the number of shares of Common Stock for which the Options are exercisable and the purchase price of such shares; (c) whether the Options are Incentive Stock Options or Nonqualified Stock Options; and (d) all of the other terms and conditions (which need not be identical) of the Options; PROVIDED, HOWEVER, that all such determinations shall be subject to the express limitations of the Plan.

     6.2 PURCHASE PRICE. The price at which shares of Common Stock may be purchased upon exercise of an Option may be more than, less than or equal to the Fair Market Value of the shares on the date the Option is granted; PROVIDED, HOWEVER, that the purchase price of each share of Common Stock under an Incentive Stock Option shall be (a) at least 110% of the Fair Market Value of such share on the date of grant of the Option, if it is granted to a 10% Shareholder, and (b) at least 100% of the Fair Market Value of such share on the date of grant of the Option, if it is granted to any other Eligible Person.

     6.3 LIMITATIONS ON INCENTIVE STOCK OPTIONS.

          (a) GRANTS ONLY TO EMPLOYEES. Incentive Stock Options may only be granted to Eligible Persons who are employees of the Company or an Affiliate that constitutes a "parent corporation" or a "subsidiary corporation" within the meaning of Section 424 of the Code.

          (b) LIMITATION ON SHARES. The aggregate Fair Market Value of the shares of Common Stock for which, during any calendar year, one or more Incentive Stock Options under the Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under Section 422 of the Code) become exercisable for the first time by a Holder shall not exceed $100,000 (said value to be determined as of the respective dates on which the options are granted to the Holder). If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Nonqualified Stock Option.

     6.4 TERM OF OPTIONS. Subject to the provisions of the Plan with respect to termination of Options upon or following death, Disability or other termination of Service, the Committee shall determine the term of each Option, which term shall not be more than (a) five (5) years from the date of grant in the case of an Incentive Stock Option granted to a 10% Shareholder, and (b) ten (10) years from the date of grant in the case of any other Incentive Stock Option.

     6.5 OPTION AGREEMENT. Each Option shall be evidenced by an agreement (the "Option Agreement") containing the terms and conditions of the Option as determined by the Committee. Each grantee of an Option shall be notified reasonably promptly of the grant, an Option Agreement shall be executed and delivered by the Company to the grantee within sixty (60) days after the date the Committee approves the grant, and the Committee may terminate the grant if the Option Agreement is not signed by the grantee and delivered to the Company within sixty (60) days after it is delivered to the grantee. An Option Agreement may contain (but shall not be required to contain) such terms and conditions as the Committee determines to be necessary or appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock received by the Holder from the Company. An Option Agreement may be amended from time to time pursuant to Section 7.5(b).

     6.6 EXERCISE OF OPTIONS.

          (a) TIME EXERCISABLE. An Option shall become and remain exercisable to the extent provided in its Option Agreement and in the Plan. However, if an Option is granted prior to the date its Holder first performs Service for the Company or any of its Affiliates, the Option shall not be exercisable prior to the date the Holder first performs such Service. If an Option is scheduled to become exercisable on one or more dates specified in its Option Agreement, and its Holder has a leave of absence without pay, such date or dates shall be postponed for a period equal to the duration of the leave unless the Committee determines otherwise.

          (b) MANNER OF EXERCISE. An Option shall be exercised by written notice to the Company in compliance with the terms and conditions of its Option Agreement and such procedures for exercise of Options as the Committee may adopt from time to time. The method or methods of payment of the purchase price of the shares to be purchased upon exercise of the Option and of any amounts required by Section 7.7 shall be determined by the Committee and set forth in the Option Agreement for the Option. Such method or methods may consist of (i) check for United States funds, (ii) whole shares of Common Stock already owned by the Holder, (iii) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (iv) any combination of the foregoing methods of payment, or (v) such other consideration and method of payment as may be permitted for the issuance of shares under applicable securities and other laws. The Committee may specify a minimum number of shares of Common Stock for which an Option must be exercised, but such minimum shall not prevent exercise of an Option for the full number of shares for which it is exercisable.

          (c) VALUE OF SHARES. Shares of Common Stock delivered in payment of all or any part of the amounts payable upon exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued at their Fair Market Value on the exercise date of the Option.

          (d) ISSUANCE OF SHARES. The Company shall issue the shares of Common Stock purchased under an Option as soon as practicable after the Option has been duly exercised; PROVIDED, HOWEVER, that no fractional shares shall be issuable under the Plan, and any fractional shares that would otherwise be issuable shall be disregarded. Following exercise of an Incentive Stock Option, the Committee shall cause the information statement required by
Section 6039 of the Code to be furnished to the Holder within the time and in the manner prescribed by law.

     6.7 LEGENDS. Each certificate representing shares of Common Stock issued upon exercise of an Option shall contain any legends that the Committee determines to be necessary or appropriate. The Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

     6.8 TRANSFERABILITY. Except to the extent the Committee limits this Section
6.8 at the time a Nonqualified Stock Option is granted, the original Holder of the Option may transfer the Option to any Permitted Transferee, so long as the transfer is without value, and the Permitted Transferee may transfer the Option without value to any other Permitted Transferee of the original Holder. Neither
(a) a transfer under a domestic relations order in settlement of marital property rights, nor (b) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Permitted Transferees (or the original Holder) in exchange for an interest in that entity, will constitute a transfer for value. Except as expressly permitted by this Section 6.8, an Option (including any Incentive Stock Option) will not be transferable by its Holder other than by will or by the laws of descent and distribution, will not be involuntarily alienable by legal process or otherwise by operation of law, and will be exercisable during the Holder's lifetime only by the Holder. If the Holder of an Option dies prior to its full exercise, the Option may be exercised, to the extent it does not thereby terminate, by the person or persons to whom the rights of the holder under the Option pass by will or by applicable laws of descent and distribution.

     6.9 AUTHORITY OF CHIEF EXECUTIVE OFFICER TO GRANT OPTIONS. The Chief Executive Officer of the Company shall have the authority to determine from time to time (a) the Eligible Persons to whom Options are to be granted; (b) the number of shares of Common Stock for which the Options are exercisable and the purchase price of such shares; (c) whether the Options are Incentive Stock Options or Nonqualified Stock Options; and (d) all of the other terms and conditions (which need not be identical) of the Options; PROVIDED, HOWEVER, that
(i) the authority delegated to the Chief Executive Officer under this Section
6.9 shall not exceed that of the Committee under the foregoing provisions of this Article 6 and shall be subject to any limitations, in addition to those specified in this Section 6.9, as may be specified by the Board from time to time; (ii) the Chief Executive Officer may not grant any Option to any person who is an Executive Officer or a director of the Company at the time of the grant; (iii) the purchase price of each share of Common Stock under an Option granted under this Section 6.9 shall not be less than the Fair Market Value of such share on the date of grant of the Option; and (iv) the Chief Executive Officer shall promptly provide a report to the Committee of each person to whom an Option has been granted under this Section 6.9 and the material terms and conditions of the Option.

                                    ARTICLE 7
                               GENERAL PROVISIONS

     The provisions of this Article 7 shall apply to all Options, except to the extent that one or more Option Agreements expressly provide otherwise.

     7.1 TERMINATION OF SERVICE.

          (a) GENERAL. If a Holder's Service terminates without Cause before the full exercise of an Option, then the Option shall thereafter be exercisable, to the extent the Holder was entitled to exercise the Option on the date of such termination, for a period of thirty (30) days following such termination (but not later than the end of the term of the Option); PROVIDED, HOWEVER, that, if the Holder's Service terminates by reason of death or Disability, the Option shall be exercisable for a period of one (1) year following such termination (but not later than the end of the term of the Option). At the end of such period, the Option shall terminate.

          (b) TERMINATION FOR CAUSE. If a Holder's Service is terminated for Cause, then all Options held by the Holder shall immediately terminate. Following termination of a Holder's Service, if the Holder engages in any act that would have constituted Cause if the Holder had remained in the Service of the Company or any of its Affiliates, then the Company shall be entitled to terminate any Options held by the Holder.

          (c) MISCELLANEOUS. The Committee may determine whether a leave of absence of a Holder constitutes a termination of the Holder's Service; PROVIDED, HOWEVER, that neither (i) a leave of absence, duly authorized in writing by the Company or any of its Affiliates for military service or sickness, or for any other purpose approved by the Company or any of its Affiliates, if the period of the leave does not exceed ninety (90) days, nor (ii) a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company or any of its Affiliates, provided the Holder's right to return to Service with the Company or the Affiliate is guaranteed either by statute or by contract, shall be deemed a termination of the Holder's Service. An Option shall not be affected by any change in the Holder's Service so long as the Holder continues to be in the Service of the Company or any of its Affiliates. If a Holder is in the Service of an Affiliate of the Company that ceases to be an Affiliate, such event shall, for purposes of any Option held by the Holder, be deemed to constitute a termination of the Holder's Service for a reason other than death or Disability.

     7.2 CERTAIN EVENTS.

          (a) CONTROL PURCHASE. Effective upon a Control Purchase, if the Holder of an Option is in the Service of the Company or any of its Affiliates at that time, the Option shall become exercisable for all of the shares under the Option.

          (b) APPROVED TRANSACTION. The following provisions shall apply if an Approved Transaction occurs:

               (i) The Company shall provide each Holder with notice of the pendency of the Approved Transaction at least fifteen (15) days before the expected date of consummation thereof (the date on which the Approved Transaction is consummated will be referred to as the "Transaction Date").

               (ii) Effective immediately before the Transaction Date, if the Holder of an Option is in the Service of the Company or any of its Affiliates on the Transaction Date and has been in Service for at least one (1) year, the Option shall become exercisable for the number of shares for which it would have been exercisable if the Holder had remained in Service until --

                    (A) the first (1st) anniversary of the Transaction Date, if the Holder on the Transaction Date has been in Service for less than two (2) years; or

                    (B) the second (2nd) anniversary of the Transaction Date, if the Holder on the Transaction Date has been in Service for at least two (2) years but less than three (3) years;

and the Option shall become exercisable for all of the shares under the Option if the Holder on the Transaction Date has been in Service for at least three (3) years.

               (iii) Following notice of the Approved Transaction, any exercise of an Option may be contingent upon consummation of the Approved Transaction, if so elected by the Holder in the notice of exercise, and shall be contingent upon such consummation with respect to any portion of the Option that will only become exercisable immediately before the Transaction Date.

               (iv) Upon consummation of the Approved Transaction, all Options shall terminate.

               (v) Section 7.2(b)(ii) through Section 7.2(b)(iv) shall not apply to an Option, if the Committee determines that the Company or another party to the Approved Transaction has either --

                    (A) made appropriate provision for continuation of the
               Option, or for replacement of the Option with a new award on terms that are, as nearly as practicable, the financial equivalent of the Option (the Option as so continued or replaced shall be referred to as a "Continuing Option"); or

                    (B) delivered to the Holder equity securities of the Company or another party to the Approved Transaction (the "Replacement Securities") having a value equal to the value of the Option on the Transaction Date.

At the time the Holder is given notice of the pendency of the Approved Transaction under Section 7.2(b)(i) or in a separate notice given before the Transaction Date, the Committee shall inform the Holder of the provision to be made for a Continuing Option or for delivery of Replacement Securities. Effective automatically upon consummation of the Approved Transaction and without any action by the Holder, the Option shall represent the Continuing Option (if provision is made for a Continuing Option) or terminate (if Replacement Securities are to be delivered).

     (c) TERMINATION AFTER CERTAIN APPROVED TRANSACTIONS. If there are one or more Continuing Options following an Approved Transaction and the Service of the Holder of a Continuing Option is terminated without Cause within a period of eighteen (18) months following the Transaction Date, or if the Holder voluntarily terminates his or her Service for Good Reason during such period, then (i) all Continuing Options held by the Holder shall become exercisable for all of the shares thereunder; (ii) all restrictions under the Plan or any Option Agreement with respect to Common Stock issued pursuant to exercise of any such Continuing Option (other than restrictions on transfer under applicable securities laws), including but not limited to contractual restrictions on transfer, rights of repurchase or first refusal in favor of the Company and restrictions on certificates for the Common Stock (other than restrictions on certificates designed to promote compliance with applicable securities laws) shall automatically terminate; and (iii) each such Continuing Option shall remain exercisable until a period of eighteen (18) months has elapsed following the Transaction Date or until the date on which the Continuing Option would have terminated if the Service of the Holder had not terminated, whichever occurs first.

     7.3 RIGHT TO TERMINATE SERVICE. Nothing contained in the Plan or in any Option Agreement, and no action of the Company or the Committee with respect thereto, shall confer on any Holder any right to continue in the Service of the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates, subject to the terms and conditions of any agreement between the Holder and the Company or any of its Affiliates, to terminate at any time, with or without Cause, the Service of the Holder.

     7.4 NONALIENATION OF BENEFITS. Except as permitted pursuant to Section 6.8, no right or benefit under the Plan or any Option shall be (a) subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge (and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void); or (b) liable for or subject to the debts, contracts, liabilities or torts of the person entitled to the right or benefit.

     7.5 TERMINATION AND AMENDMENT.

     (a) TERMINATION. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date; PROVIDED, HOWEVER, that the Board or the Committee may terminate the Plan at any earlier time. No Options may be granted following termination of the Plan, but the provisions of the Plan shall continue in effect until all Options terminate or are exercised in full and all rights of all persons with any interest in the Plan expire.

     (b) AMENDMENT OF PLAN. The Board or the Committee may from time to time amend the Plan, whether before of after termination of the Plan, in such respects as it shall deem advisable; PROVIDED, HOWEVER, that any such amendment
(i) shall comply with all applicable laws and stock exchange listing requirements, and (ii) with respect to Incentive Stock Options granted or to be granted under the Plan, shall be subject to any approval by shareholders of the Company required under the Code. No amendment of the Plan may adversely affect the rights of the Holder of an Option in any material way unless the Holder consents thereto.

     (c) AMENDMENT OF OPTIONS. The Committee may amend the Option Agreement for an Option in such respects as it shall deem advisable, including but not limited to any amendment that would accelerate the time or times at which the Option may be exercised or extend the scheduled termination date of the Option; PROVIDED, HOWEVER, that (i) no amendment may adversely affect the rights of the Holder of the Option in any material way unless the Holder consents thereto, and (ii) the Option Agreement, as amended, shall satisfy all of the requirements of the Plan at the time of the amendment. Nothing in this Section 7.5 shall prevent the Committee from adopting, amending or rescinding rules, regulations and procedures pursuant to Section 3.3.

     7.6 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Options and the issuance of Common Stock upon the exercise thereof shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including but not limited to the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or over-the-counter market on which the Common Stock may be listed or quoted. The Company shall have no obligation to register shares of Common Stock issuable upon exercise of Options under the Securities Act or to register, qualify or list such shares under the laws of any state or other jurisdiction or the rules of any securities exchange or over-the-counter market.

     7.7 WITHHOLDING. By accepting an Option, the Holder shall be deemed to have agreed to pay, or make arrangements satisfactory to the Committee for payment to the Company of, all taxes required to be withheld by the Company in connection with the exercise of the Option or any sale, transfer or other disposition of any shares of Common Stock acquired upon exercise of the Option. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment of, all such taxes, then the Company or any of its Affiliates shall, to the extent not prohibited by law, have the right to deduct from any payment of any kind otherwise due to the Holder an amount equal to any taxes of any kind required to be withheld by the Company or any of its Affiliates with respect to the Option.

     7.8 SEVERABILITY; INCENTIVE STOCK OPTION PROVISIONS.

          (a) If any provision of this Plan or any Option Agreement, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Plan or the Option Agreement, as the case may be, and the application of the provision to any other person, circumstance or extent, shall not be affected, and this Plan and the Option Agreement shall continue in force.

          (b) With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; PROVIDED, HOWEVER, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

     7.9 PLAN NOT EXCLUSIVE. Neither the adoption of the Plan by the Board nor any submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including but not limited to the granting of stock options and the awarding of stock and cash outside of the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     7.10 EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By accepting an Option, the Holder shall be deemed to have agreed that the Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment or other benefit under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its Affiliates.

     7.11 NO SHAREHOLDER RIGHTS. No Holder or other person shall have any voting or other shareholder rights with respect to shares of Common Stock under an Option until the Option has been duly exercised, full payment of the purchase price has been made, all conditions under the Option and the Plan to issuance of the shares have been satisfied, and a certificate for the shares has been issued. No adjustment shall be made for cash or other dividends or distributions to shareholders for which the record date is before the date of such issuance.

     7.12 GOVERNING LAW. The Plan and all Options shall be governed by, and interpreted in accordance with, the laws of the State of Washington.

     7.13 COMPANY'S RIGHTS. The grant of Options shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

                                   APPENDIX B



                            ACTIVE VOICE CORPORATION

                         2000 DIRECTOR STOCK OPTION PLAN


     ACTIVE VOICE CORPORATION, a Washington corporation (the "Company"), hereby establishes and sets forth the terms of the Active Voice Corporation 2000 Director Stock Option Plan (the "Plan") effective as of June 21, 2000.

     1. DEFINITIONS. Capitalized terms used in the Plan have the meanings given those terms in the attached Appendix A or in the section of the Plan referenced therein.

     2. PURPOSE OF PLAN. The purpose of the Plan is to assist the Company in attracting and retaining outside directors of the highest caliber to serve on the Board. The Plan seeks to achieve this purpose by providing for automatic grants of Options to certain outside directors on each Annual Meeting Date and at certain other times.

     3. ADMINISTRATION OF THE PLAN. The Board shall have full power and authority, subject only to the provisions of the Plan (a) to administer or supervise the administration of the Plan; (b) to interpret the provisions of the Plan and the agreements evidencing Options; (c) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as it determines to be necessary or advisable to carry out the purpose of the Plan; and (d) to take such other actions in connection with the Plan as it determines to be necessary or advisable. The Board is authorized to adopt, amend and rescind such rules, regulations and procedures not inconsistent with the provisions of the Plan as it determines to be necessary or advisable for the proper administration of the Plan, and each Option shall be subject to all such rules, regulations and procedures (whether the Option was granted before or after adoption thereof). Each action and determination made or taken by the Board, including but not limited to any interpretation of the Plan and the agreements evidencing Options, shall be final, conclusive and binding for all purposes and upon all persons. The Board shall have all powers necessary or appropriate to accomplish its duties under the Plan.

     4. SHARES AVAILABLE FOR OPTIONS. The aggregate number of shares of Common Stock reserved for issuance upon exercise of Options granted under the Plan will be one hundred seventy thousand (170,000) (subject to any adjustment required or permitted under Section 9), and Options may be granted under this Plan only with respect to the shares so reserved. If an Option terminates for any reason without having been exercised in full, the shares of Common Stock for which the Option has not been exercised shall again be available for purposes of the Plan.

     5. GRANTS OF OPTIONS

          5.1 Effective on the date an individual first takes office as an Eligible Director on the Board (an "Initial Grant Date"), the individual will receive an Option (an "Initial Option") to acquire either (a) thirty thousand (30,000) shares of Common Stock, if six (6) months or less have elapsed since the Annual Meeting Date next preceding the Initial Grant Date, or (b) twenty thousand (20,000) shares of Common Stock, if more than six (6) months have elapsed since that Annual Meeting Date or if the individual first takes office as an Eligible Director on an Annual Meeting Date; PROVIDED, HOWEVER, if there are insufficient Available Shares for the grant of the Initial Option as provided above, the individual shall instead receive an Initial Option to acquire the remaining Available Shares (or, if more than one individual is granted an Initial Option on the same Grant Date, each such individual shall instead receive an Initial Option to acquire the largest whole number of shares of Common Stock as can then be granted without exceeding the Available Shares).

          5.2 On the Annual Meeting Date in 2000 and in each subsequent year so long as Available Shares remain under this Plan (each such date will be referred to as an "Annual Grant Date"), each individual who is an Eligible Director on the Annual Grant Date will receive an Option (an "Annual Option") to acquire ten thousand (10,000) shares of Common Stock; PROVIDED, HOWEVER, if there are insufficient Available Shares for the grant, as provided above, of the Annual Options and any Initial Annual Grants occurring on the same Grant Date, each such Eligible Director shall instead receive an Annual Option to acquire the largest whole number of shares of Common Stock as can then be granted without exceeding the Available Shares, if any, remaining after the grant of the Initial Annual Grant.

          5.3 Each grant of an Option shall occur automatically without further action of the Board other than, to the extent necessary, its determination of
(a) the Fair Market Value on the Grant Date, and (b) any provisions that are to be included in the agreement evidencing the Option pursuant to Section 8.1.

     6. PURCHASE PRICE. The price at which each share of Common Stock may be purchased upon exercise of an Option shall be the Fair Market Value of the Common Stock on the Grant Date. The purchase price shall be paid in full at the time of exercise (a) in cash, (b) by means of a transfer to the Company of shares of Common Stock that have been outstanding for at least six (6) months and that have a Fair Market Value equal to the purchase price to be paid, or (c) a combination of cash and shares of Common Stock.

     7. OTHER TERMS OF OPTIONS

          7.1 Each Initial Option granted to an Eligible Director will become exercisable --

               (a) for one-third (1/3) of the shares of Common Stock covered thereby (rounded down to the nearest whole number, if necessary to eliminate a fractional share) on the first (1st) anniversary of its Grant Date;

               (b) for an additional one-third (1/3) of the shares of Common Stock covered thereby (rounded down to the nearest whole number, if necessary to eliminate a fractional share) on the second (2nd) anniversary of its Grant Date; and

               (c) for the remaining shares of Common Stock covered thereby on the third (3rd) anniversary of its Grant Date; PROVIDED, HOWEVER, the Option will not become exercisable for shares for which it is scheduled to become exercisable on a particular anniversary date under clause (a), (b) or (c) above if, more than sixty (60) days prior to that anniversary date, the Eligible Director ceases to be a director of the Company for any reason.

          7.2 An Annual Option granted to an Eligible Director will become exercisable for all of the shares of Common Stock covered thereby on the first
(1st) anniversary of its Grant Date; PROVIDED, HOWEVER, the Annual Option will not become exercisable if, more than sixty (60) days prior to that anniversary date, the Eligible Director ceases to be a director of the Company for any reason other than his or her death.

          7.3 If an Option does not become exercisable for shares for which it is scheduled to become exercisable on a particular anniversary of its Grant Date, the Option shall automatically terminate as to all shares for which it is not then exercisable. After an Option becomes exercisable for any shares of Common Stock, the Option may be exercised for such shares in whole or in part at any time and from time to time prior to its termination pursuant to Section 7.4.

          7.4 Unless it terminates earlier under other provisions of this Plan, an Option granted to an Eligible Director will terminate ten (10) years after its Grant Date or one (1) year after the date of death of the Eligible Director, whichever occurs first.

     8. OPTION AGREEMENT; TRANSFERABILITY OF OPTIONS; CERTIFICATES

          8.1 Each Option will be evidenced by a written agreement executed by the Company and the Eligible Director. Such agreement shall contain the terms of the Option as specified in this Plan, together with such other provisions not inconsistent with such terms as the Board deems advisable.

          8.2 Except to the extent the written agreement for an Option may otherwise provide, the Eligible Director holding the Option may transfer the Option to any Permitted Transferee, so long as the transfer is without value, and the Permitted Transferee may transfer the Option without value to any other Permitted Transferee of the Eligible Director. Neither (a) a transfer under a domestic relations order in settlement of marital property rights, nor (b) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Permitted Transferees (or the Eligible Director) in exchange for an interest in that entity, will constitute a transfer for value. Except as expressly permitted by this Section 8.2, an Option will not be transferable by the Holder other than by will or by the laws of descent and distribution, will not be involuntarily alienable by legal process or otherwise by operation of law, and will be exercisable during the Holder's lifetime only by the Holder. If the Holder of an Option dies prior to its full exercise, the Option may be exercised, to the extent it does not thereby terminate, by the person or persons to whom the rights of the Holder under the Option pass by will or by applicable laws of descent and distribution.

          8.3 Each certificate evidencing Common Stock issued upon exercise of an Option shall bear any legends that the Company, upon advice of legal counsel, determines to be necessary or appropriate.

     9. ADJUSTMENTS UPON CERTAIN CHANGES IN CAPITALIZATION. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Board determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions) affects the Common Stock in such a manner that it is advisable to make adjustments pursuant to this Section 9, then the Board shall, in its sole discretion and in such manner as the Board may deem equitable and appropriate
(a) adjust the number and/or kind of shares or securities covered by each Option outstanding at the time of such event and the purchase price of such shares or securities, (b) make a corresponding adjustment to the number and/or kind of shares or securities reserved under Section 4 for issuance upon exercise of such outstanding Options, and (c) adjust the number and/or kind of shares or securities as to which Options will thereafter automatically be granted under the Plan.

     10. CONTROL PURCHASE. Effective upon a Control Purchase, each outstanding Option shall automatically become exercisable for all of the shares of Common Stock covered thereby.

     11. APPROVED TRANSACTION. The following provisions shall apply if an Approved Transaction occurs:

          11.1 The Company shall provide each holder of an outstanding Option with notice of the pendency of the Approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof (the date on which the Approved Transaction is consummated will be referred to as the "Transaction Date").

          11.2 Effective immediately prior to the Transaction Date, the Option shall automatically become exercisable for all of the shares of Common Stock covered thereby.

          11.3 Following notice of the Approved Transaction, any exercise of the Option may be contingent upon consummation of the Approved Transaction, if so elected by the holder in the notice of exercise, and shall be contingent upon such consummation with respect to any portion of the Option that will only become exercisable immediately prior to such consummation.

          11.4 Upon consummation of the Approved Transaction, the Option shall terminate.

          11.5 Section 11.4 shall not apply to the Option if the Board determines, in its sole discretion, that the Company or another party to the Approved Transaction has made equitable and appropriate provision for continuation of the Option, or for replacement of the Option with a new award on terms which are, as nearly as practicable, the financial equivalent of the Option (taking into account the consideration that holders of Common Stock will receive in the Approved Transaction). An equitable and appropriate replacement of the Option shall include, but not be limited to, the making of a cash payment to the holder of the Option, in cancellation thereof, of such amount as the Board determines, in its sole discretion, represents the value the Option would then have if it were fully exercisable and free of restrictions.

     12. AMENDMENT; TERMINATION

          12.1 The Board may from time to time amend the Plan in any respect whatsoever; PROVIDED, HOWEVER, that no amendment may have any material adverse effect on the rights of any director or former director with respect to any Option granted prior to the amendment, unless the director consents thereto.

          12.2 The Board may terminate the Plan at any time. No Options shall be granted following termination of the Plan, but the provisions of the Plan shall continue in effect until all Options terminate or are exercised in full and all rights of all persons with any interest in the Plan expire.

     13. SHAREHOLDER APPROVAL. The Plan shall be submitted for approval by the shareholders of the Company at the next annual meeting of shareholders. The approval required shall be a majority of the votes cast on the proposal to approve the Plan. If such approval is not obtained, the Plan shall be void and of no effect.

     14. GOVERNING LAW. All determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Washington and construed accordingly.

                                   APPENDIX A

                                   DEFINITIONS


     "Affiliate" of the Company means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

     "Annual Grant Date" is defined in Section 5.2.

     "Annual Meeting" means an annual meeting of shareholders of the Company.

     "Annual Meeting Date" means the date of an Annual Meeting.

     "Annual Option" is defined in Section 5.2.

     "Approved Transaction" means any of the following transactions consummated with the approval, recommendation or authorization of the Board:

          (a) any merger, consolidation, statutory or contractual share exchange, or other transaction to which the Company or any of its Affiliates or shareholders is a party if, immediately following the transaction, the persons who held Common Stock (or securities convertible into Common Stock) immediately prior to the transaction hold less than a majority of the combined Common Equity of the Company (or if, pursuant to the transaction, shares of Common Stock are changed or converted into or exchanged for, in whole or part, securities of another corporation or entity, the combined Common Equity of that corporation entity);

          (b) any liquidation or dissolution of the Company; and

          (c) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

     "Available Shares" means the number of shares of Common Stock from time to time available under Section 4 for the grant of Options under this Plan.

     "Board" means the Board of Directors of the Company.

     "Common Equity" means the capital stock of a corporation (or corresponding securities of a noncorporate entity) ordinarily, and apart from rights accruing under special circumstances, having the right to vote in an election for directors (or for members of the governing body of the noncorporate entity).

     "Common Stock" means the Common Stock, no par value, of the Company.

     "Company" is defined in the preamble of the Plan.

     "Control Purchase" means any transaction (or series of related transactions), consummated without the approval, recommendation or authorization of the Board, in which any person, corporation or other entity (including any "person" as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) purchases any Common Stock (or securities convertible into Common Stock), pursuant to a tender offer or a request or invitation for tenders (as those terms are defined in Section 14(d)(1) of the Exchange Act) or otherwise, and thereafter is the "beneficial owner" (as that term is defined in Rule 13d-3 under the

Exchange Act) of securities of the Company representing at least fifty percent (50%) of the combined Common Equity of the Company.

     "Eligible Director" means each individual who on a Grant Date meets the following requirements:

          (a) The individual is a member of the Board at the close of business on the Grant Date;

          (b) At no time during the calendar year in which the Grant Date falls has the individual been an employee of the Company or any of its direct or indirect majority-owned subsidiaries; and

          (c) Solely for purposes of eligibility for a grant of an Annual Option on an Annual Option Date, if the individual was a member of the Board prior to such Annual Option Date, during the period from the immediately preceding Annual Option Date to such Annual Option Date (or such portion of that period during which the individual was serving as a member of the Board), the individual attended at least seventy-five percent (75%) of the combined number of meetings of the full Board and any committee(s) of the Board of which the individual was a member, and also attended at least fifty percent (50%) of such combined number of meetings in person (for purposes hereof, if the Board takes action by unanimous written consent, such consent shall be deemed to be a meeting of the Board that all directors have attended in person).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

     "Fair Market Value" for the Common Stock (or any other security) on any day means, if the Common Stock (or other security) is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock (or unit of the other security) on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock (or other security) is listed, or, if the Common Stock (or other security) is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Board. If the Common Stock (or other security) is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Board on the basis of such considerations as the Board deems appropriate.

     "Grant Date" means any Annual Grant Date or Initial Grant Date.

     "Holder" means an Eligible Director who has received an Option or, when the context so requires, if rights under the Option continue following the death of the Eligible Director or are transferred in a manner permitted by Section 8.2, the person who succeeds to those rights by will or by the laws of descent and distribution or by such transfer.

     "Initial Grant Date" is defined in Section 5.1.

     "Initial Option" is defined in Section 5.1.

     "Option" means an Annual Option or an Initial Option.

     "Permitted Transferee" of an Eligible Director means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Eligible Director (including any such relative by adoption); any person sharing the Eligible Director's household (other than a tenant or employee); a trust in which these persons have more than fifty percent (50%) of the beneficial interest; and any other non-charitable entity in which these persons (or the Eligible Director) own more than fifty percent (50%) of the voting interests.

     "Plan" is defined in the preamble hereof.

     "Transaction Date" is defined in Section 11.1.

                                     PROXY
                            ACTIVE VOICE CORPORATION

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Shareholders of Active Voice Corporation (the "Company"), and the related Proxy Statement dated July 13, 2000, hereby appoints Robert L. Richmond and Frank J. Costa, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders of the Company on August 17, 2000, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified on the reverse side, or, to the extent not specified, to vote FOR the election as directors of all nominees named on the reverse side and FOR Proposals 2 and 3, and to vote in their discretion, to the extent permitted by applicable law, on any other matters presented at the meeting or any adjournments thereof. The Board of Directors recommends a vote FOR all of the nominees named below and FOR Proposals 2 and 3.

              PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN
                   IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                       >  FOLD AND DETACH HERE  <

                                                                        Please mark
                                                                        your votes as   /X/
                                                                        indicated in
                                                                        this example

                                 WITHHOLD AUTHORITY to vote
                           FOR   for all nominees named below
PROPOSAL 1: ELECTION OF    / /       / /
DIRECTORS:

Tom A. Alberg,
Douglas P. Beighle,
Frank J. Costa,
Robert C. Greco,
Harold H. Kawaguchi and
Robert L. Richmond

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above).

_______________________________________________________________________

                               FOR AGAINST ABSTAIN
PROPOSAL 2: APPROVAL OF THE    / /   / /     / /
2000 STOCK OPTION PLAN

PROPOSAL 3: APPROVAL OF THE    / /   / /     / /
2000 DIRECTOR STOCK OPTION
PLAN

                                    This proxy, when properly executed, will be voted in the manner specified by the undersigned. Except as otherwise specified, this proxy will be voted FOR the election as directors of all nominees named above,
                                FOR approval of the Company's 2000 Stock Option Plan, and FOR approval of the Company's 2000 Director Stock Option Plan.


Signature(s) __________________________________________________________  Dated: ____________________, 2000
Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.
-----------------------------------------------------------------------------------------------------------
                                     >  FOLD AND DETACH HERE  <


                                   Annual Meeting of Shareholders

                                      Active Voice Corporation

                                     Thursday, August 17, 2000
                                         2:00 - 4:00 p.m.

                                        Seattle Art Museum
                                      100 University Street
                                           Seattle, WA